UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 6, 2020
Date of Report (Date of earliest event reported)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142		35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 7, 2020, Delek US Holdings, Inc. (the “Company”) and certain of its subsidiary companies entered into the following inventory purchase, supply and offtake agreements with J.Aron & Company, as further described below.

(a) Lion Oil Supply and Offtake Agreement with J. Aron & Company

On April 7, 2020, Lion Oil Company and Lion Oil Trading & Transportation, LLC (collectively “Lion Oil”), each a wholly-owned subsidiary the Company, executed a Third Amended and Restated Master Supply and Offtake Agreement (the “2020 Lion Oil S&O Agreement”) with J. Aron & Company (“J. Aron”). The 2020 Lion Oil S&O Agreement expires on December 30, 2022 and may be extended by J.Aron subject to certain conditions. The 2020 Lion Oil S&O Agreement replaces the Second Amended and Restated Master Supply and Offtake Agreement between the parties dated February 27, 2017, which would have expired on April 30, 2020.

Pursuant to the 2020 Lion Oil S&O Agreement, Lion Oil and J. Aron will identify mutually acceptable contracts for the purchase of crude oil from third parties for processing at the refinery in El Dorado, Arkansas (the “Refinery”). J. Aron will endeavor to enter into such contracts and then supply up to 100,000 barrels per day of crude to the Refinery. Crude oil supplied to the Refinery by J. Aron will be purchased at market prices by Lion for processing at the Refinery, and refined products produced at the Refinery will then be purchased by J. Aron from Lion at market prices. Also pursuant to the 2020 Lion Oil S&O Agreement and other related agreements, Lion will endeavor to arrange potential sales by either Lion or J. Aron to third parties of the products produced at the Refinery. In instances where Lion is the seller to such third parties, J. Aron will first sell the applicable products to Lion Oil. The obligations of Lion Oil under the 2020 Lion Oil S&O Agreement are guaranteed by the Company and are guaranteed by Alon Refining Krotz Springs, Inc. (“ARKS”) and Alon USA, LP (“Alon LP”). The obligations of Lion Oil are secured by a Pledge and Security Agreement.

The 2020 Lion Oil S&O Agreement includes customary events of default and restrictions on the activities of Lion Oil.

(b) Alon Refining Supply and Offtake Agreement with J. Aron & Company

On April 7, 2020, ARKS, a subsidiary of Alon USA Energy, Inc. (“Alon Energy”), a subsidiary of the Company, executed a Third Amended and Restated Supply and Offtake Agreement (the “2020 Alon Refining S&O Agreement”) with J. Aron. The 2020 Alon Refining S&O Agreement expires on December 30, 2022 and may be extended by J.Aron subject to certain conditions. The 2020 Alon Refining S&O Agreement replaces the Second Amended and Restated Supply and Offtake Agreement between the parties dated February 1, 2015, which would have expired on May 31, 2021.

Pursuant to the 2020 Alon Refining S&O Agreement, (i) J. Aron agreed to sell to ARKS, and ARKS agreed to buy from J. Aron, at market price, crude oil for processing at the Krotz Springs, Louisiana refinery owned and operated by ARKS (the “Krotz Springs Refinery”) and (ii) ARKS agreed to sell, and J. Aron agreed to buy, at market price, certain refined products produced at the Krotz Springs Refinery. Incident to the execution of the 2020 Alon Refining S&O Agreement, ARKS also amended and restated agreements that provide for the sale, at market price, of ARKS’ crude oil and certain refined product inventories to J. Aron, the lease to J. Aron of crude oil and refined product storage tanks located at the Krotz Springs Refinery, and an agreement to identify prospective purchasers of refined products on J. Aron’s behalf. The obligations of ARKS under the 2020 Alon Refining S&O Agreement are guaranteed by the Company and are guaranteed by Lion Oil and ALON LP. The obligations of ARKS are secured by a Pledge and Security Agreement.

The 2020 Alon Refining S&O Agreement includes customary events of default and restrictions on the activities of ARKS.

(c) Alon LP Supply and Offtake Agreement with J. Aron & Company

On April 7, 2020, Alon LP, a subsidiary of Alon Energy, executed a Third Amended and Restated Supply and Offtake Agreement (the “2020 Alon LP S&O Agreement”) with J. Aron. The 2020 Alon LP S&O Agreement expires on December 30, 2022 and may be extended by J.Aron subject to certain conditions. The 2020 Alon LP S&O Agreement replaces the Second Amended and Restated Supply and Offtake Agreement between the parties dated February 1, 2015, which would have expired on May 31, 2021.

Pursuant to the 2020 Alon LP S&O Agreement, (i) J. Aron agreed to sell to Alon LP, and Alon LP agreed to buy from J. Aron, at market price, crude oil that would enable Alon LP to process up to 70,000 barrels per day at the Big Spring, Texas refinery (the “Big Spring Refinery”) and (ii) Alon LP agreed to sell, and J. Aron agreed to buy, at market price, certain refined products produced at the Big Spring Refinery.

Incident to the execution of the 2020 Alon LP S&O Agreement, Alon LP, together with certain affiliates, also amended and restated agreements that provide for the sale, at market price, of crude oil and certain refined product inventories to J. Aron, the lease to J. Aron of crude oil and refined product storage tanks located at the Big Spring Refinery, and certain other ancillary agreements which allow for Alon LP to maintain its relationship with its existing and future customers. The obligations of Alon LP under the 2020 LP S&O Agreement are guaranteed by the Company and are guaranteed by Lion Oil and ARKS. The obligations of ALON LP will be secured by a Pledge and Security Agreement to be entered into on or before June 1, 2020.

The 2020 Alon LP S&O Agreement includes customary events of default and restrictions on the activities of Alon LP.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 9, 2020, the Company announced the appointment of Reuven Spiegel, age 63, as Executive Vice President and Chief Financial Officer of the Company and of Delek Logistics Partners, LP (“Delek Logistics”). His appointment as Chief Financial Officer will be effective on May 8, 2020, after the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “First Quarter 10-Q”). He will succeed Assaf Ginzburg, who had previously advised the Company that he would be leaving to pursue other opportunities. Mr. Ginzburg will remain the Company’s Chief Financial Officer until the filing of the First Quarter 10-Q.

Mr. Spiegel has served as a member of the Board of Directors of Delek Logistics GP, LLC, the general partner (the “General Partner”) of Delek Logistics, since July 2014, and as its lead independent director since 2018. As a member of the Board of Directors of the General Partner, Mr. Spiegel served as a member of the Audit Committee and the Conflicts Committee since September 2014 and as a member of the EHS Committee since its inception in October 2016. Since 2019, Mr. Spiegel has served as a member of the board of directors of Sapir Corp Ltd., a Tel Aviv Stock Exchange (“TASE”)-listed company (TASE: SPIR), which develops and manages real estate projects in the United States. Prior to joining the Board of the General Partner, Mr. Spiegel served as the chief executive officer of Israel Discount Bank Ltd. (TASE:DSCT), the third largest commercial bank in Israel, from 2011 to 2014, after having served as the chief executive officer of IDB Bank in New York from 2006 to 2010 and as executive vice president of Israel Discount Bank Ltd. from 2001 to 2005. He also has experience as an executive in the real estate industry. Mr. Spiegel will continue to serve as a director of the General Partner, but he will no longer serve on any of its standing committees. Mr. Spiegel has not had any related party transactions with the Company.

In connection with Mr. Spiegel’s appointment, the Company and Mr. Spiegel executed an offer letter dated April 6, 2020 (the "Offer Letter") which has a term beginning April 13, 2020 and terminating April 13, 2021. Among other things, the Offer Letter provides for an annual base salary of $500,000, a cash bonus opportunity of $500,000, and a grant of phantom units under the Delek Logistics 2012 Long-Term Incentive Plan with a grant date fair value of $100,000 on June 10, 2020, which grant will vest semi-annually over a one-year period following the date of grant. In the event Mr. Spiegel is terminated without cause (as defined in the Offer Letter) or if, at any time, a change of control occurs (as defined in the Company’s 2016 Long-Term Incentive Plan), Mr. Spiegel would be entitled to receive an amount equal to (i) his annualized base salary for one year plus (ii) $500,000, less amounts Mr. Spiegel has received as base salary or bonus under the Offer Letter during the Term, subject to Mr. Spiegel executing a release of claims in favor of the Company. In addition to benefits available to the Company’s senior executive officers generally, during the term of the Offer Letter the Company will provide Mr. Spiegel housing in the Brentwood, Tennessee area and a Company-provided automobile.

The Offer Letter includes a noncompetition clause which provides that Mr. Spiegel will not compete with the Company, directly or indirectly, during the term of the Offer Letter and for one year thereafter. The Offer Letter also includes non-solicitation provisions with respect to the customers and employees of the Company during the term of the Offer Letter and for one year thereafter.

The above description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter itself, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Appointment of Chief Operating Officer

On April 9, 2020, the Company also announced the appointment of Avigal Soreq, age 42, as Executive Vice President and Chief Operating Officer of the Company and of Delek Logistics, effective as of April 6, 2020. He succeeds Frederec C. Green, who remains with the Company as Executive Vice President of Corporate Development, also effective as of April 6, 2020.

Mr. Soreq has served as the Chief Commercial Officer of the Company since November 2016, as an Executive Vice President since August 2015 and as a Vice President since December 2012. He has also served as an executive vice president of Delek Logistics since October 2015 and a vice president of Delek Logistics since December 2012. He served as a member of the board of directors of Alon USA Energy, Inc. from May 2015 until its merger with a subsidiary of the Company in July 2017. Prior to joining us in October 2011, Mr. Soreq worked in business development for SunPower Corporation (NASDAQ: SPWR), an American energy company that designs and manufactures solar panels. Prior to joining SunPower Corporation, Mr. Soreq worked as a senior finance and business consultant for Trabelsy & Co. and as a consultant in the corporate finance department for KPMG’s Tel-Aviv office. Mr. Soreq served in the Israeli Air Force in various roles between 1996 and 2004 and reached the rank of Major. Mr. Soreq is a certified public accountant in Israel. Mr. Soreq has not had any related party transactions with the Company.

In connection with Mr. Soreq’s appointment, the Company and Mr. Soreq entered into an amended and restated employment agreement dated April 6, 2020 (the "Employment Agreement") which, among other things, provides for the following: an annual base salary of $600,000; an annual bonus opportunity with a target amount of 85% of base salary and a maximum payout opportunity of 200% of the target amount; a promotional grant under the Company’s 2016 Long-Term Incentive Plan on June 10, 2020, in an amount of $250,000 split evenly between time-vesting restricted stock units (“RSUs”) and performance-based RSUs, with the time-vesting RSUs vesting over three years from the date of grant, and the performance-based RSUs having a three-year performance period; and, beginning in 2021, annual grants under the Company’s 2016 Long-Term Incentive Plan in an amount of $1,000,000 per year split evenly between time-vesting RSUs and performance-based RSUs. The Employment Agreement has a term expiring April 6, 2024.

In the event Mr. Soreq is terminated without cause (as defined in the Employment Agreement) or terminates his employment with good reason (as defined in the Employment Agreement), Mr. Soreq would be entitled to (i) an amount equal to the sum of his then-current base salary and target annual bonus as in effect immediately before any notice of termination, (ii) the costs of continuing family health insurance coverage for 12 months following termination of employment, (iii) any annual bonus Mr. Soreq would have otherwise been entitled to if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year, and paid upon the payment of the annual bonuses to senior executives of the Company pursuant to the Company’s annual bonus programs, and (iv) the immediate vesting of all unvested equity awards as follows: (A) for unvested performance awards, on a prorated basis through the termination of employment based on actual results evaluated after the close of the applicable performance period and payable in a lump sum at the same time as performance awards are paid to executives of the Company generally and (B) for full value equity awards (e.g., restricted stock, restricted stock units and phantom units) and appreciation equity awards (e.g., non-qualified stock options and stock appreciation rights), only to the extent that such awards would have vested if Mr. Soreq’s employment had continued during a period equal to the lesser of six months following termination of employment or the balance of the term of the Employment Agreement.

If Mr. Soreq terminates his employment for any reason, other than with good reason or upon his death or disability, and provides at least three months’ advance written notice of termination, Mr. Soreq would be entitled to an amount equal to 50% of his annual base salary at the time notice is delivered, plus the costs of continuing family health insurance coverage for 12 months following the termination of his employment.

If, within two years of a change in control of the Company (as defined in the Employment Agreement), Mr. Soreq’s employment is terminated by the Company without cause or he terminates his employment for good reason, Mr. Soreq would be entitled to receive (i) an amount equal to two times the sum of his then-current base salary and target annual bonus as in effect immediately before any notice of termination, (ii) the costs of continuing family health insurance coverage for 12 months following termination of employment, (iii) any annual bonus Mr. Soreq would have otherwise been entitled if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year, and paid upon the payment of the annual bonuses to senior executives of the Company pursuant to the Company’s annual bonus programs, and (iv) the immediate vesting of all unvested equity awards. In addition to the foregoing, Mr. Soreq would receive an additional $1,000,000 cash bonus if the change in control occurs before March 10, 2021.

All payments to be made by the Company upon termination as described above are subject to Mr. Soreq executing a release of claims in favor of the Company. In addition to benefits available to the Company’s senior executive officers generally, the Employment Agreement also provides reimbursement for the reasonable costs of professional preparation of his personal income tax returns, not to exceed $25,000 in any calendar year.

The Employment Agreement includes a noncompetition clause which provides that Mr. Soreq will not compete with the Company, directly or indirectly, in the territory (as defined in the Employment Agreement) during the term of the Employment Agreement and for one year thereafter. The Employment Agreement also includes non-solicitation provisions with respect to the customers and employees of the Company during the term of the Employment Agreement and for one year thereafter.

The above description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement itself, a copy of which is filed with this report as Exhibit 10.2 and is incorporated herein in its entirety by reference.

Appointment of General Counsel

On April 9, 2020, the Company also announced the appointment of Abigail Yates, age 53, as Executive Vice President, General Counsel and Corporate Secretary of the Company and of Delek Logistics, effective as of April 6, 2020. Ms. Yates succeeds Regina Jones, who had previously notified the Company that she would be leaving the Company to pursue other opportunities. Ms. Jones will remain with the Company until April 17, 2020, as an Executive Vice President to assist with the transition.

Ms. Yates was previously General Counsel, Chief Compliance Counsel and Senior Vice President for EthosEnergy, a global independent provider of rotating equipment services, for six years. Prior to this, Ms. Yates spent ten years working within Wood Group, a multinational energy services company, first as Senior Litigation Counsel and then as Divisional Counsel to the gas turbine services division.

Item 7.01    Regulation FD Disclosure.

On April 9, 2020, the Company issued a press release announcing the management changes discussed above. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Offer Letter, dated April 6, 2020, between Delek US Holdings, Inc. and Reuven Spiegel.
10.2	Amended and Restated Executive Employment Agreement, dated April 6, 2020, between Delek US Holdings, Inc. and Avigal Soreq.
99.1	Press release issued April 9, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2020	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)